Exhibit 99.1

NEWS RELEASE

GP Strategies Confirms Adam Stedham As New Chief Executive Officer

Columbia, MD. July 8, 2020 - Global performance improvement solutions provider GP Strategies Corporation (the “Company”) (NYSE: GPX) announced today that its Board of Directors appointed Adam H. Stedham as the Chief Executive Officer of the Company, after serving on an interim basis since June 9, 2020, following the announcement that Scott N. Greenberg was stepping down from his role as CEO of the Company. Mr. Stedham said, "I am honored to be selected by the Board to serve as Chief Executive Officer of GP Strategies. I am confident that we are well positioned for growth and delivering improved shareholder returns as we move the Company forward.”
About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of training, digital learning solutions, management consulting, and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting, and business improvement services customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information can be found at gpstrategies.com.

Forward Looking Statement
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2020 GP Strategies Corporation. All rights reserved. GP Strategies and GP Strategies with logo design are registered trademarks of GP Strategies Corporation.

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C O N T A C T S:

Adam H. Stedham	Michael R. Dugan	Ann M. Blank
President & CEO	Chief Financial Officer	Investor Relations
317-366-7595	443-367-9627	443-367-9925

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